Exhibit 99.1

[Federated Logo Appears Here]	Press Release

Federated Investors, Inc. Reports Second Quarter EPS of $0.44; Board Approves 21 Percent Dividend Increase; Dividend Up 49 Percent Compared to First Quarter Dividend

•	Period-end managed assets reach a record $202.4 billion; Assets double over last five years

•	Equity and fixed-income assets top $50 billion for the first time

•	Quarterly dividend of $0.085 declared

(PITTSBURGH, PA, July 22, 2003) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management companies, today reported earnings per diluted share (EPS) of $0.44 for the quarter ended June 30, 2003, a decrease of two percent from $0.45 per share for Q2 2002 and an increase of two percent from $0.43 per share for Q1 2003. Federated reported year-to-date 2003 EPS of $0.87 as compared to $0.89 for the first six months of 2002. Net income was $49.1 million for Q2 2003 compared to net income of $52.6 million for Q2 2002 and $97.8 million for the six months ended June 30, 2003, compared to $104.9 million for the same period in 2002.

Federated’s managed assets grew across investment classes to a record $202.4 billion at June 30, 2003, up $17.4 billion or nine percent from $185.0 billion at June 30, 2002 and up $6.7 billion from the $195.7 billion reported at March 31, 2003. Since June 30, 1998, Federated’s managed assets have grown at a compound annual growth rate of 15 percent, doubling from $101 to $202 billion. Average managed assets for the quarter were $199.4 billion, $8.6 billion higher than the $190.8 billion reported for Q2 2002 and slightly lower than the $200.7 billion in average managed assets reported for Q1 2003.

“During the quarter an improved equity environment contributed to a significant increase in Federated’s equity assets, while the demand for fixed-income products also remained robust,” said J. Christopher Donahue, president and CEO. “Federated continued to add strength to our investment management capabilities by enhancing our equity team with additional top-tier fund managers and experienced analysts.”

The company also announced today that its board of directors declared a quarterly dividend of $0.085 per share, an increase of 21 percent from the May 15, 2003 dividend and up 49 percent from the dividend paid on February 14, 2003. This dividend is payable on August 15, 2003, to shareholders of

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q2 2003 Earnings

July 22, 2003

record as of August 7, 2003. Federated continued its share buyback program by purchasing 1,225,600 shares of Federated Investors, Inc. class B common stock for $32.9 million in the open market.

“Based on Federated’s strong financial performance and position in the marketplace, as well as recent changes in tax treatment for dividends, the board of directors chose to increase our quarterly dividend for the second time in three months, further enhancing shareholder value,” Donahue said.

Through its mutual funds and separate accounts, Federated managed $51.0 billion in fixed-income and equity assets as of June 30, 2003, an increase of 15 percent from $44.1 billion for Q2 2002. Equity assets were $20.8 billion at the end of Q2 2003, compared to the $20.9 billion at the end of Q2 2002 and up from $17.4 billion at the end of Q1 2003. In addition to positive market returns, Federated’s distribution channels continued to produce positive equity fund flows with $1.4 billion in gross sales and $113 million in net sales for Q2 2003. Fixed-income assets increased to a new high of $30.2 billion at June 30, 2003, up $6.9 billion from the end of Q2 2002 and up $1.8 billion from the end of Q1 2003. Federated delivered strong fixed-income fund sales across the investment spectrum, reaching $3.8 billion in gross sales and $480 million in net sales for Q2 2003.

“In particular, our large-cap core, small-and mid-cap growth and strategic value products are attracting investors across all of our distribution channels,” Donahue said. “On the fixed income side, we continued to have strong flows into core strategies, high yield and municipal bond products.”

Money market assets in both funds and separate accounts totaled $151.4 billion at June 30, 2003, $10.5 billion or seven percent over the $140.9 billion at June 30, 2002. Money market fund assets increased to $135.9 billion at the end of Q2 2003 from $128.0 billion at the end of Q2 2002. Money market separate account assets increased to $15.5 billion at the end of Q2 2003 from $12.9 billion at the end of Q2 2002.

For the second quarter of 2003, total revenue declined two percent to $178.0 million from the same period in 2002. Total revenue for the first half of 2003 declined four percent to $348.0 million from $364.0 million for the first half of 2002. For Q2 2003, Federated derived 45 percent of its revenue from money market assets, 28 percent from equity assets, 21 percent from fixed-income assets and six percent from other products. Operating expenses fell marginally for Q2 2003 to $98.1 million from $98.3 million for Q2 2002. For the first half of the year, operating expenses were down three percent to $189.2 million compared to $194.2 million for the same period last year.

Federated will host an earnings conference call at 9:00 a.m. on Wednesday, July 23, 2003. Investors are invited to listen to Federated’s Q2 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 9:00 a.m. Eastern start time. The call may also be accessed in real time on the Internet via the Company section of www.federatedinvestors.com. A replay will be available after 12:30 p.m. and until July 30, 2003, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 1412630.

Federated Reports Q2 2003 Earnings

July 22, 2003

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $202.4 billion in assets as of June 30, 2003. With more than 135 mutual funds, various separately managed account and closed end funds, Federated provides comprehensive investment management to more than 5,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top one percent of money market fund managers in the industry, the top four percent of fixed-income fund managers and the top five percent of equity fund managers1. For more information, visit www.federatedinvestors.com.

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1. Strategic Insight, May, 2003. Based on assets in open-end funds.

Certain statements in this press release, such as those related to the prospects for growth constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be more likely to occur as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

For more complete information on Federated funds, please visit www.federatedinvestors.com for prospectuses. Investors should read the prospectus carefully before investing. Federated Securities Corp., Distributor of the Federated funds. Separately managed accounts available through Federated Investment Counseling, a registered investment advisor.

Federated Reports Q2 2003 Earnings

July 22, 2003

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue
Investment advisory fees, net	$113,424	$115,899	$221,730	$232,339
Administrative service fees, net	34,912	35,333	69,612	71,576
Other service fees, net	27,670	29,615	53,041	57,629
Other, net	2,036	1,534	3,617	2,457

Total Revenue	178,042	182,381	348,000	364,001

Operating Expenses
Compensation and related	46,492	47,429	88,802	95,965
General and administrative
Professional service fees	6,852	5,610	13,610	11,270
Systems and communications	6,758	7,692	13,506	14,010
Office and occupancy	6,428	6,430	13,247	12,718
Travel and related	3,274	3,551	6,124	5,985
Other	3,341	2,356	5,617	4,354

Total general and administrative	26,653	25,639	52,104	48,337
Marketing and promotional	18,881	18,492	36,410	36,395
Amortization of deferred sales commissions	3,404	3,791	6,642	7,542
Amortization of intangible assets	2,628	2,942	5,252	6,003

Total Operating Expenses	98,058	98,293	189,210	194,242

Operating Income	79,984	84,088	158,790	169,759

Nonoperating Income (Expenses)
Investment income, net	451	475	952	931
Debt expense — recourse	(124)	(108)	(252)	(208)
Debt expense — nonrecourse	(1,065)	(1,063)	(2,121)	(2,117)
Other	(102)	(69)	(108)	(68)

Total Nonoperating Expenses, net	(840)	(765)	(1,529)	(1,462)

Minority interest	2,578	2,638	5,096	5,302

Income before income taxes	76,566	80,685	152,165	162,995
Income tax provision	27,506	28,074	54,394	58,061

Net Income	$49,060	$52,611	$97,771	$104,934

Earnings Per Share
Basic	$0.46	$0.47	$0.90	$0.93

Diluted	0.44	0.45	0.87	0.89

Weighted-average shares outstanding
Basic	107,307	112,624	108,490	112,895

Diluted	111,703	117,711	112,831	117,950

Dividends declared per share	$0.070	$0.057	$0.127	$0.103

Federated Reports Q2 2003 Earnings

July 22, 2003

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2003	Dec. 31, 2002
Assets
Cash and other short-term investments	$118,623	$150,932
Other current assets	47,009	48,756
Deferred sales commissions, net	61,484	58,606
Intangible assets, net	230,034	235,166
Other long-term assets	33,554	36,547

Total Assets	$490,704	$530,007

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$86,068	$107,920
Long-term debt — recourse	1,068	1,385
Long-term debt — nonrecourse	59,649	57,858
Other long-term liabilities and minority interest	23,997	22,127
Shareholders’ equity excluding treasury stock	762,025	676,416
Treasury stock	(442,103)	(335,699)

Total Liabilities, Minority Interest and Shareholders’ Equity	$490,704	$530,007

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Equity Funds
Beginning Assets	$15,606	$21,125	$16,240	$20,760

Sales	1,444	1,527	2,949	3,090
Redemptions	(1,331)	(1,388)	(2,665)	(2,694)

Net sales	113	139	284	396
Net exchanges	50	(66)	41	(30)
Other*	2,894	(2,164)	2,098	(2,092)

Ending Assets	$18,663	$19,034	$18,663	$19,034

Fixed-Income Funds
Beginning Assets	$23,769	$18,533	$22,169	$17,378

Sales	3,824	3,121	8,296	6,303
Redemptions	(3,344)	(2,353)	(6,330)	(4,522)

Net sales	480	768	1,966	1,781
Net exchanges	(89)	100	(273)	134
Other*	549	71	847	179

Ending Assets	$24,709	$19,472	$24,709	$19,472

*Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q2 2003 Earnings

July 22, 2003

(in millions)

MANAGED ASSETS	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002
By Asset Class
Equity	$20,786	$17,400	$18,067	$17,097	$20,886
Fixed-income	30,169	28,372	26,541	25,277	23,260
Money market	151,398	149,893	150,745	138,552	140,860

Total Managed Assets	$202,353	$195,665	$195,353	$180,926	$185,006

By Market
Trust	$100,350	$95,152	$102,186	$91,065	$95,001
Broker/dealer	46,221	44,390	44,060	42,413	44,196
Institutional	31,968	31,551	27,730	27,738	25,310
International	2,240	1,867	1,795	1,633	1,475
Other	21,574	22,705	19,582	18,077	19,024

Total Managed Assets	$202,353	$195,665	$195,353	$180,926	$185,006

By Product Type
Mutual Funds:
Equity	$18,663	$15,606	$16,240	$15,506	$19,034
Fixed-income	24,709	23,769	22,169	21,310	19,472
Money market	135,922	132,454	136,374	126,292	127,972

Total Fund Assets	$179,294	$171,829	$174,783	$163,108	$166,478

Separate Accounts:
Equity	$2,123	$1,794	$1,827	$1,591	$1,852
Fixed-income	5,460	4,602	4,372	3,967	3,788
Money market	15,476	17,440	14,371	12,260	12,888

Total Separate Accounts	$23,059	$23,836	$20,570	$17,818	$18,528

Total Managed Assets	$202,353	$195,665	$195,353	$180,926	$185,006

AVERAGE MANAGED ASSETS	Quarter Ended
	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002
By Asset Class
Equity	$19,622	$17,662	$18,041	$18,515	$22,191
Fixed-income	29,433	27,420	25,667	24,333	22,949
Money market	150,307	155,631	148,930	147,174	145,632

Total Avg. Assets	$199,362	$200,713	$192,638	$190,022	$190,772

By Product Type
Mutual Funds:
Equity	$17,606	$15,867	$16,303	$16,838	$20,279
Fixed-income	24,336	22,954	21,505	20,461	19,106
Money market	134,027	138,427	135,920	134,747	133,026

Total Avg. Fund Assets	$175,969	$177,248	$173,728	$172,046	$172,411

Separate Accounts:
Equity	$2,017	$1,795	$1,738	$1,677	$1,912
Fixed-income	5,097	4,466	4,162	3,872	3,843
Money market	16,279	17,204	13,010	12,427	12,606

Total Avg. Separate Acct.	$23,393	$23,465	$18,910	$17,976	$18,361

Total Avg. Assets	$199,362	$200,713	$192,638	$190,022	$190,772

ADMINISTERED ASSETS	Quarter Ended
	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002
Period End	$37,612	$36,133	$34,827	$31,485	$32,830
Average	$36,982	$36,790	$36,303	$32,319	$39,367